UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 1, 2022

TRxADE HEALTH, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2420 Brunello Trace Lutz, Florida	33558
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-261-0281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	MEDS	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Current Report on Form 8-K (the “Form 8-K”), filed by TRxADE HEALTH, INC. (the “Company”) with the Securities and Exchange Commission on March 4, 2022. The purpose of this amendment is to update and replace Exhibit 10.1 to such Form 8-K, which included certain scrivener’s errors. Accordingly, the Guaranty, which was previously attached as Exhibit 10.1 to the Form 8-K, is hereby replaced in its entirety by the Guaranty attached hereto as Exhibit 10.1. No other changes have been made to the Form 8-K other than the changes described above.

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2022, TRxADE HEALTH, INC. (the “Company”, “we” and “our”), entered into an informal understanding with Masters Drug Company, Inc. and its affiliated companies (“Masters “), which is owned by McKesson Pharmaceutical (“McKesson”), under which Masters agreed to extend up to $500,000 of monthly credit to the Company in connection with monthly pharmaceutical purchases from Masters (the “Monthly Credit”). The Company also entered into a Guaranty in favor of McKesson to guaranty the payment of the Monthly Credit, which includes customary terms, rights of McKesson and requirements for the guarantors to pay the costs and expenses of McKesson in enforcing the Guaranty. The Monthly Credit is paid to McKesson each month automatically, via an ACH debit from the Company’s bank account. Pursuant to Master’s terms and conditions, and in order to secure the payment of the Monthly Credit, we provided Masters a security interest in all of our right, title and interest in and to our personal property, whether now owned or after acquired, including, without limitation, all accounts, cash, chattel paper, deposit accounts, documents, equipment, general intangibles, goods, health care insurance receivables, instruments, inventory, investment property, letter-of-credit rights and promissory notes, together with all attachments, replacements, substitutions, additions and accessions, and all proceeds and products thereof and all books and records relating to any of the foregoing (collectively, the “Collateral”) and authorized Masters to file security interests securing the same. Past due amounts will accrue interest at the highest rate permitted by law. Masters has the right to change a payment term (including imposing cash payment upon delivery), to limit total credit and/or to suspend the provision of products or services to the Company if Masters concludes that there has been a material change to the Company’s financial condition or payment performance or the Company has ceased or is likely to cease to meet Masters’ credit requirements.

The foregoing description of the Guaranty and Terms and Conditions is only a summary and is not complete, and is qualified in its entirety by reference to the Guaranty and Terms and Conditions, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated into this Item 1.01 in their entirety by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K, including as it relates to the Monthly Credit, Guaranty and Terms and Conditions, is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Guaranty dated March 1, 2022, by TRxADE HEALTH, INC. in favor of McKesson Corporation
10.2£	Masters Drug Company, Inc. and its Affiliated Companies Terms and Conditions dated March 1, 2022, provided by Integra Pharma Solutions, LLC (Filed as Exhibit 10.2 to the Form 8-K and incorporated by reference herein)
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

£ Certain information has been redacted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K, because disclosure of such information would constitute a clearly unwarranted invasion of personal privacy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRxADE HEALTH, INC.

Date: March 11, 2022	By:	/s/ Suren Ajjarapu
	Name:	Suren Ajjarapu
	Title:	Chief Executive Officer